Exhibit 1.1

Execution Version

MADRIGAL PHARMACEUTICALS, INC.

1,506,025 Shares of Common Stock, par value $0.0001 per share

Underwriting Agreement

December 18, 2017

Goldman Sachs & Co. LLC

As representative (the “Representative”) of the several Underwriters named in Schedule I hereto,

200 West Street,
New York, New York 10282-2198.

Ladies and Gentlemen:

Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 1,506,025 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 225,904 additional shares (the “Optional Shares”) of common stock, $0.0001 par value (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1.                          The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                           A registration statement on Form S-3 (File No. 333-206135) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representative); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the

Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                           (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(c)                            For the purposes of this Agreement, the “Applicable Time” is 6:00 p.m. (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)                           The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)                            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)                             Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g)                            The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h)                           Each of the Company and its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i) and (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(i)                               The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus; and the Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(j)                              The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(k)                           There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(l)                               Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(m)                       The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n)                           The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)                           At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(p)                           PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and Friedman LLP, who have certified certain financial statements of the Company,  are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(q)                           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r)                              Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s)                             The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(t)                              None of the Company or any of its subsidiaries nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(u)                           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(v)                           None of the Company or any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(w)                         This Agreement has been duly authorized, executed and delivered by the Company;

(x)                           The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder.  All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(y)                           The Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company and its subsidiaries in the manner described in the Pricing Prospectus and the Prospectus (collectively, the “Company Intellectual Property”), and the Company owns or has valid, binding and enforceable licenses or other rights to practice such Company Intellectual Property; the intellectual property owned by the Company or any of its subsidiaries is free and clear of all material liens and encumbrances; to the knowledge of the Company, the patents, trademarks and copyrights owned or licensed by the Company or any of its subsidiaries are valid, enforceable and subsisting; the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which intellectual property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. Other than as disclosed in the Pricing Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened, alleging that the Company or any of its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s or any of its subsidiaries’ product candidates, processes or intellectual property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (iii) no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the patents or patent applications included in the Company Intellectual Property, or challenging the Company’s or any of its subsidiaries’ rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (iv) neither the Company nor any of its subsidiaries has received notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s or any of its subsidiaries’ product candidates, technology, processes or Company Intellectual Property, (v) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the product candidates or processes of the Company or any of its subsidiaries referred to in the Pricing Prospectus or the Prospectus do not currently, and will not upon commercialization, to the knowledge of the Company, infringe any right or valid patent claim of any third party, (vi) no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company or any of its subsidiaries, and, to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property licensed to the Company or any of its subsidiaries, other than any licensor to the Company or such subsidiary of such Company Intellectual Property, (vii) the Company and its subsidiaries have taken reasonable measures to protect their confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, (viii) to the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or any of its subsidiaries or actions undertaken while employed or engaged with the Company of any of its subsidiaries, and (ix) to the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property;

(z)                            All patents and patent applications owned by or licensed to the Company or any of its subsidiaries or under which the Company or any of its subsidiaries has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, no person having a duty of candor to the U.S. Patent and Trademark Office (“USPTO”) with respect to the prosecution of such patents and patent applications has breached such duty; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications;

(aa)                    The Company and each of its subsidiaries (i) is and at all times has been in compliance with all statutes, rules, regulations, and policies applicable to the ownership, testing, development, registration, premarket clearance, licensure, application approval, product listing, quotas, manufacture, packaging, labeling, processing, use, distribution, marketing, advertising, promotion, sale, offer for sale, recordkeeping, filing of reports, storage, import, export or disposal of any product developed, manufactured, or distributed by the Company or such subsidiary, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312, and any successor government programs, and comparable state laws, the U.S. Animal Welfare Act, regulations relating to good clinical practices and good laboratory practices and all other local, state, federal, national, supranational and foreign laws, rules, regulations, manual provisions, policies and administrative guidance applicable to the Company or any of its subsidiaries (collectively, the “Applicable Laws”); (ii) has not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, or any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other communication, from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting that any product development operation or activity is in violation of any Applicable Laws or Authorizations nor, to the knowledge of the Company, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action or communication threatened; (v) has not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the knowledge of the Company, is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority;

(bb)                    (i) The clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Company or any of its subsidiaries, or in which the Company or any of its subsidiaries has participated, that are described in the Pricing Prospectus and the Prospectus or the results of which are referred to in the Pricing Prospectus or the Prospectus, or are intended to be submitted to the U.S. Food and Drug Administration (“FDA”) or similar foreign, state, and local governmental or regulatory authorities (collectively, the “Regulatory Authorities”) as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with the protocols established for each such clinical or pre-clinical trial, with standard medical and scientific research procedures, and with all Applicable Laws; (ii) the descriptions in the Pricing Prospectus and the Prospectus of the results of such trials and tests are accurate and complete in all material respects and fairly present the data derived from such trials; (iii) the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise could reasonably be expected to discredit or call into question the results described or referred to in the Pricing Prospectus or the Prospectus; (iv) neither the Company nor any of its subsidiaries has received any written notices, correspondence or other communication from any Regulatory Authority or any other governmental agency or any institutional review board or other similar entity which could lead to the termination or suspension of any clinical or pre-clinical trials that are described in the Pricing Prospectus or the Prospectus or the results of which are referred to in the Pricing Prospectus or the Prospectus; and, (v) to the knowledge of the Company, there are no reasonable grounds for same;

(cc)                      The Company and each of its subsidiaries has filed and received approval of all Authorizations issued by, and has made all declarations and filings with, the applicable Regulatory Authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Pricing Prospectus and the Prospectus, or to permit all clinical and nonclinical studies and trials conducted by or on behalf of the Company or any of its subsidiaries, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; the Company and each of its subsidiaries is in material compliance with and is not in violation of, or in default under, any such Authorization; and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation, termination or modification of any such Authorization or result in any other material impairment of the rights of the holder of any such Authorization and does not have any reason to believe that any such Authorization will not be renewed in the ordinary course. All such Authorizations are in full force and effect;

(dd)                    Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its or any of its subsidiaries’ officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)), is or has been excluded, suspended or debarred from participation in any state or federal health care program, or made subject to any pending or, to the knowledge of the Company, threatened or contemplated action which could reasonably be expected to result in such exclusion, suspension or debarment;

(ee)                      To the knowledge of the Company, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all Applicable Laws;

(ff)                        None of the Company’s or any of its subsidiaries’ product candidates have received marketing approval from any Regulatory Authority;

(gg)                      The Company is not and during the past three years neither the Company nor any predecessor was: (i) a blank check company as defined in Rule 419(a)(2) of the Act, (ii) a shell company, other than a business combination related shell company, each as defined in Rule 405 of the Act, or (iii) an issuer for an offering of penny stock as defined in Rule 3a51-1 of the Exchange Act;

(hh)                    (i) At the time of filing the Initial Registration Statement and (ii) as of the First Time of Delivery (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an ineligible issuer, as defined in Rule 405 under the Act (an “Ineligible Issuer”), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer; and

(ii)                            As of December 31, 2016, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act.

2.                          Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $78.02, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 225,904 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                          Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.                          (a)                           The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance.  The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on December 21, 2017 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Ropes & Gray LLP, 800 Boylston Street Boston, MA 02199 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                          The Company agrees with each of the Underwriters:

(a)                           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                           Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                            If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)                           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)                            To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)                             During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee equity plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

(g)                            If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(h)                           Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(i)                               To use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(j)                              To use its best efforts to list for quotation the Shares on the Nasdaq Stock Market LLC’s National Market (“Nasdaq”).

6.                          (a)                           The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) or Schedule II(c) hereto;

(b)                     The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.                          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by FINRA of the terms of the sale of the Shares; (v) the cost of preparing certificates for the Shares; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (vii) all fees and expenses in connection with listing the Shares on Nasdaq; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.                          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                           Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex I(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (v), (ix), (x) and (xi) of subsection (c) below as well as such other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                            Stradling Yocca Carlson & Rauth, P.C., counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                               The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii)                            The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable and the Shares conform to the description of the Shares in the Prospectus;

(iii)                         The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iv)                        Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing would not, individually or in the aggregate have a Material Adverse Effect; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(v)                           To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi)                        This Agreement has been duly authorized, executed and delivered by the Company;

(vii)                     The issue and sale of the Shares being delivered at such Time of Delivery and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(viii)                  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(ix)                        Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(x)                           The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xi)                        The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act;

(xi)                        The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(xii)                     The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (x) of this Section 8(c), they have no reason to believe (i) that any part of the Registration Statement, or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Prospectus, as of the Applicable Time, when considered together with and as supplemented by the statements under the caption “Description of Securities” in the Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that, as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required;

(d)                       Cooley LLP, the Company’s intellectual property counsel, shall have furnished to you an opinion and negative assurance letter, dated such Time and Delivery, in form and substance satisfactory to you.

(e)                        On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)                             On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Chief Financial Officer of the Company shall have furnished to you a certificate, in form and substance satisfactory to you, with respect to certain financial information incorporated into the Prospectus, dated the respective dates of delivery thereof;

(g)                            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)                           On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i)                               On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j)                              The Shares at each Time of Delivery shall have been duly listed for quotation on Nasdaq;

(k)                           The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director and officer of the Company and each stockholder listed on Schedule A hereto, substantially in the form of Schedule B hereto.

(l)                               FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of Shares.

(m)                       The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(n)                           The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9.                          (a)                           The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)                     Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.  As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the seventh, eighth, ninth, twenty-fourth and twenty-fifth paragraphs under the caption “Underwriting”.

(c)                      Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                     If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                      The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.                   (a)                           If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                   The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.                   If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC on behalf of you as the representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.                   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                   Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                   The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.                   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                   This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.                   The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                   Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.”

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing below, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Madrigal Pharmaceuticals, Inc.

By:	/s/ Marc R. Schneebaum
Name: Marc. R. Schneebaum
Title: Chief Financial Officer

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Matt Leavitt
Name: Matt Leavitt
Title: Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased
Goldman Sachs & Co. LLC	790,663	118,600
Evercore Group L.L.C.	376,506	56,476
JMP Securities LLC	150,603	22,590
Roth Capital Partners, LLC	112,952	16,943
H.C. Wainwright & Co., LLC	75,301	11,295
Total	1,506,025	225,904

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated December 18, 2017.

(b) Additional Documents Incorporated by Reference:

None.

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $83.00.

The number of Firm Shares purchased by the Underwriters is 1,506,025.

ANNEX I(a)

Form of R&G Opinion

ANNEX I(b)

Form of Stradling Yocca Carlson & Rauth, P.C. Opinion

SCHEDULE A

Kenneth M. Bate

Fred Craves, Ph.D.

Paul A. Friedman, M.D.

Keith R. Gollust

Richard S. Levy, M.D.

David Milligan, Ph.D.

Rebecca Taub, M.D.

Marc R. Schneebaum

Bay City Capital, LLC

Bay City Capital Fund IV, L.P.

Bay City Capital Fund IV Co-Investment Fund, L.P.

Bay City Capital Management IV LLC

SQN, LLC

SCHEDULE B

Madrigal Pharmaceuticals, Inc.

Lock-Up Agreement

, 2017

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198

Re:  Madrigal Pharmaceuticals, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative of the Underwriters (as defined below) (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for a public offering of shares of Common Stock (the “Common Stock Offering”) of the Company (the “Shares”) pursuant to a prospectus (the “Prospectus”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final Prospectus covering the public offering of the Shares (the “Restricted Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts or by will, other testamentary document or intestate succession, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to any order or settlement agreement approved by any court of competent jurisdiction, (iv) to any corporation, partnership, limited liability company or similar entity of which all of the beneficial ownership interests are held by the undersigned or the immediate family of the undersigned, provided that in the case of any transfer pursuant to clauses (i), (iii) and (iv), (x) each transferee agrees in writing to be bound by the restrictions set forth herein, (y) no public announcement or filing by any party (the undersigned, transferor or transferee) under the Exchange Act, including, without limitation, any filing under Section 16(a) of the Exchange Act, shall be required or voluntarily made in connection with such transfer and (z) any such transfer shall not involve a disposition for value, or (v) with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters.

In addition, the foregoing restriction shall not apply to (i) the establishment of a new trading plan pursuant to Rule 10b5-1 under the Exchange Act providing for dispositions or sales of the Undersigned’s Shares; provided that such plan does not permit dispositions or sales of the Undersigned’s Shares during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or voluntarily made during the Restricted Period, (ii) the exercise of options or other stock-based awards to purchase Common Stock of the Company or the vesting of restricted stock or other stock-based awards outstanding as of the date hereof or granted under equity incentive plans in effect as of the date hereof or described in the Prospectus and expiring during the Restricted Period; provided that the underlying Common Stock of the Company continues to be subject to the terms of this agreement, (iii) transfers of the Undersigned’s Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to holders of the Common Stock of the Company involving a Change of Control (as defined below) of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed during the Restricted Period, the Undersigned’s Shares shall remain subject to the foregoing restrictions during such period, (iv) the repurchase or forfeiture of the Undersigned’s Shares in connection with termination of the undersigned’s employment with the Company, or (v) the settlement of options, restricted stock or other stock-based awards expiring during the Restricted Period on a “net” basis or any other withholding of shares of Common Stock by the Company upon vesting and/or settlement of options, restricted stock or other stock-based awards expiring during the Restricted Period; provided that (x) the underlying shares of Common Stock received by the undersigned shall continue to be subject to the restrictions set forth herein and (y) any such settled or withheld shares are surrendered to the Company in the net exercise; provided further, that in the case of each of clauses (i) through (v) no public announcement or filing by any party (the undersigned, transferor or transferee) under the Exchange Act, including, without limitation, any filing under Section 16(a) of the Exchange Act, shall be required or voluntarily made during the Restricted Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this Lock-up Agreement, “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Common Stock Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 90% of the outstanding voting securities of the Company (or the surviving entity) and, for the avoidance of doubt, the Common Stock Offering is not a Change of Control. The undersigned now has, and, except as contemplated by the foregoing paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

If the Company notifies you in writing that it does not intend to proceed with the offering, or for any reason the Underwriting Agreement shall be terminated prior to February 28, 2018, this agreement shall be of no further force or effect.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title